EXHIBIT 10.16

                              EMPLOYMENT AGREEMENT

                    SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

     Reference is made to an Employment Agreement (hereinafter called "Agreement") dated November 13, 2001, and the First Amendment to the Employment Agreement dated March 6, 2003, between Handy Hardware Wholesale, Inc., a Texas Corporation (therein and hereinafter called the "Employer"), and Jerry Donald Jameson, Jr. (therein and hereinafter called the "Employee").

     At this time, Employer and Employee wish to amend the Agreement as hereinafter set forth:

     NOW, THEREFORE, in consideration of the premises, the agreements herein contained and other good and valuable considerations, Employer and Employee hereby amend the Agreement as follows:

     1. Paragraph 2 of the Agreement is hereby amended to read as follows:

          "2. As compensation for his services hereunder, Employer shall pay Employee the following:

               a. For the period from August 20, 2001 through December 31, 2002, Employer shall pay Employee Thirteen Thousand, Seven Hundred Fifty and No/100 Dollars ($13,750.00) per month; and for the period from January 1, 2003 through December 31, 2004, Employer shall pay Employee Fourteen Thousand, Five Hundred Eighty-three and 34/100 Dollars ($14,583.34) per month.

               b. Employee's compensation shall be payable semi-monthly on the fifteenth and last days of each month during the period of Employee's employment under this Agreement; provided however, that Employee shall not be entitled to any compensation for any period of time in excess of sixty (60) days during which he is unable to perform his duties hereunder. Said monthly salary shall be prorated for any partial month at the beginning and end of the Term of Employment or for any period for which Employee is not entitled to compensation as provided in the immediately preceding sentence.

     2. Paragraph 3.a. of the Agreement is hereby amended to read as follows:

               "a. The Term of Employment by Employer shall mean the period commencing August 20, 2001 and terminating December 31, 2004, unless sooner terminated in accordance with the terms and conditions hereinafter set forth, provided, however, in the event of the death of the Employee, the Term of Employment shall end on the date of the death of Employee."

     Except as amended above, the Agreement remains unchanged and continues in full force and effect.

     The Second Amendment is executed in multiple counterparts, each of which shall have the force and effect of an original, this 1st day of March, 2004.

                                            HANDY HARDWARE WHOLESALE, INC.
  /s/ Jerry Donaldson Jameson. Jr.          By:          /s/ Jimmy T. Pate
----------------------------------          ------------------------------------
Jerry Donald Jameson, Jr.                   Name:   Jimmy T. Pate
                                            Title:  Chairman of the Board
          EMPLOYEE                          EMPLOYER